EXHIBIT 99.1
NUVEEN INVESTMENTS, INC.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Nuveen Investments, Inc. & Subsidiaries
Consolidated Balance Sheets
Unaudited
(in thousands)

	September 30,	December 31,
	2008	2007
Assets
Cash and cash equivalents	$288,605	$285,051
Management and distribution fees receivable	99,211	103,866
Other receivables	15,442	51,204
Furniture, equipment, and leasehold improvements, at cost less accumulated depreciation and amortization of $82,885 and $76,143, respectively	57,938	46,793
Investments	457,287	489,634
Goodwill	3,319,895	3,376,841
Intangible assets, at cost less accumulated amortization of $56,735 and $8,100, respectively	4,033,065	4,079,700
Current taxes receivable	58,407	235,227
Other assets	16,815	16,989

	$8,346,665	$8,685,305

Liabilities and Shareholders’ Equity
Short-term obligations:
Accounts payable	$17,802	$16,931
Accrued compensation and other expenses	129,411	174,852
Fair value of open derivatives	34,805	31,687
Other short-term liabilities	21,787	82,475

Total short-term obligations	203,805	305,945

Long-term obligations:
Term notes	$3,964,036	$3,968,723
Deferred compensation	11,740	8,124
Deferred income tax liability, net	1,420,704	1,545,388
Other long-term liabilities	23,558	21,781

Total long-term obligations	5,420,038	5,544,016

Total liabilities	5,623,843	5,849,961

Minority interest	(37,684)	61,315

Shareholders’ equity:
Additional paid-in capital	2,822,236	2,801,714
Retained earnings/(deficit)	(45,956)	(30,538)
Accumulated other comprehensive income/(loss)	(15,774)	2,853

Total shareholders’ equity	2,760,506	2,774,029

	$8,346,665	$8,685,305

See accompanying notes to consolidated financial statements.

Nuveen Investments, Inc. & Subsidiaries
Consolidated Statements of Income
Unaudited
(in thousands)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Operating revenues:
Investment advisory fees from assets under management	$180,279	$203,154	$556,972	$590,851
Product distribution	1,142	1,421	3,192	4,996
Performance fees / other revenue	9,953	9,658	19,207	19,480

Total operating revenues	191,374	214,233	579,371	615,327

Operating expenses:
Compensation and benefits	66,299	89,577	218,623	238,061
Advertising and promotional costs	3,662	4,605	10,400	12,254
Occupancy and equipment costs	7,413	6,793	21,141	20,172
Amortization of intangible assets	16,235	2,071	48,635	6,074
Travel and entertainment	2,954	3,026	9,443	7,887
Outside and professional services	11,886	10,346	32,252	26,739
Minority interest expense	983	1,867	2,213	6,245
Other operating expenses	12,593	10,218	40,519	36,324

Total operating expenses	122,025	128,503	383,226	353,756

Minority interest revenue from consolidated vehicle	27,889	—	51,124	—

Other income/(expense)	(41,017)	(8,968)	(64,395)	(5,600)

Net interest expense	(59,729)	(4,679)	(196,707)	(17,121)

Income/(loss) before taxes	(3,508)	72,083	(13,833)	238,850

Income tax expense/(benefit)	5,614	28,473	1,535	94,346

Net income/(loss)	$(9,122)	$43,610	$(15,368)	$144,504

See accompanying notes to consolidated financial statements.

Nuveen Investments, Inc. & Subsidiaries
Consolidated Statement of Changes in Shareholders’ Equity
Unaudited
(in thousands)

			Accumulated
	Additional	Retained	Other
	Paid-In	Earnings/	Comprehensive
	Capital	(Deficit)	Income/(Loss)	Total
Balance at December 31, 2007	$2,801,714	$(30,538)	$2,853	$2,774,029
Net loss	-	(15,368)	-	(15,368)
Conversion of right to receive A Shares into A Shares	72	-	-	72
Vested Value of B Units	20,450	-	-	20,450
Dividends	-	(50)	-	(50)
Other comprehensive loss	-	-	(18,627)	(18,627)

Balance at September 30, 2008	$2,822,236	$(45,956)	$(15,774)	$2,760,506

Nine Months
Comprehensive Income/(Loss) (in 000s):	Ending 9/30/08
Net loss	$(15,368)
Other comprehensive income/(loss):
Unrealized gains/(losses) on marketable equity securities, net of tax	(12,856)
Reclassification adjustments for realized (gains)/losses	(15)
Funded status of retirement plans, net of tax	(5,747)
Foreign currency translation adjustment	(9)

Subtotal: other comprehensive loss	(18,627)

Comprehensive Loss	$(33,995)

See accompanying notes to consolidated financial statements.

Nuveen Investments, Inc. & Subsidiaries
Consolidated Statements of Cash Flows
Unaudited
(in thousands)

	Successor	Predecessor
	Nine Months Ended September 30,
	2008	2007
Cash flows from operating activities:
Net income/(loss)	$(15,368)	$144,504
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Deferred income taxes	(7,036)	(6,605)
Depreciation of office property, equipment and leaseholds	7,368	7,312
Loss on sale of fixed assets	4	101
Unrealized (gains)/losses	2,966	(475)
Amortization of intangible assets	48,635	6,074
Amortization of debt related items, net	6,888	429
Compensation expense for equity plans	29,799	38,288
Net (increase) decrease in assets:
Management and distribution fees receivable	4,655	(7,971)
Other receivables	17,310	(849)
Current taxes receivable	176,820	-
Other assets	(121)	8,302
Net increase (decrease) in liabilities:
Accrued compensation and other expenses	(47,362)	(9,929)
Deferred compensation	-	3,821
Accounts payable	871	1,940
Current taxes payable	-	(2,378)
Other liabilities	(6,062)	(5,016)
Other	(7)	(3,530)

Net cash provided by operating activities	219,360	174,018

Cash flows from financing activities:
Repayment of notes payable	(11,575)	(100,000)
Dividends paid	(50)	(57,252)
Conversion of right to receive A Shares into A Shares	72	-
Proceeds from stock options exercised	-	45,148
Acquisition of treasury stock	-	(41,422)
Tax effect of options and restricted stock	-	20,014

Net cash used in financing activities	(11,553)	(133,512)

Cash flows from investing activities:
MDP Transaction	(127)	-
HydePark acquisition, net of cash received	-	(9,706)
Purchase of office property and equipment	(18,513)	(14,251)
Proceeds from sales of investment securities	13,293	21,935
Purchases of investment securities	(13,225)	(46,883)
Repurchase of minority members’ interests	(84,934)	(22,500)
Net change in consolidated funds	(100,741)	(2,942)
Other	3	(196)

Net cash used in investing activities	(204,244)	(74,543)

Effect of exchange rates on cash and cash equivalents	(9)	20

Increase/(decrease) in cash and cash equivalents	3,554	(34,017)

Cash and cash equivalents:
Beginning of year	285,051	223,168

End of period	$288,605	$189,151

Supplemental Information:
Taxes Paid	$6,362	$83,315
Interest Paid	$207,696 *	$33,299

*	Includes $13.7 million for Symphony CLO V.
See accompanying notes to consolidated financial statements.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
September 30, 2008
Note 1  Basis of Presentation
The unaudited consolidated financial statements presented herein include the accounts of Nuveen Investments, Inc. (the “Company,” or “we,” or “our”), its majority-owned subsidiaries, and certain funds which we are required to consolidate (as further discussed in Note 10, “Consolidated Funds,” in the Company’s year-end financial statement filing), and have been prepared in conformity with U.S. generally accepted accounting principles. All significant intercompany transactions and accounts have been eliminated in consolidation.
The unaudited consolidated financial statements presented herein should be read in conjunction with the audited consolidated financial statements and related notes included in the Company’s year-end financial statement filing on Form 8-K dated March 31, 2008 (“year-end financial statement filing”).
As more fully discussed in Note 1, “Acquisition of the Company,” in the Company’s year-end financial statement filing, Nuveen Investments, Inc. (the “Predecessor”) was acquired by a group of private equity investors led by Madison Dearborn Partners, LLC (“MDP”) in a merger and related transactions (collectively, the “Transactions”). The Transactions closed on November 13, 2007.
Financial results presented for periods prior to November 13, 2007 represent operations of the Predecessor. Financial results presented from November 14, 2007 forward represent operations of the company surviving the MDP-led buyout (the “Successor”). As a result of the MDP-led buyout and the application of purchase accounting as of November 13, 2007, the consolidated financial statements for the period after November 13, 2007 (the Successor period) are presented on a different basis than that for periods prior to November 13, 2007 (the Predecessor period) and therefore are not comparable.
These financial statements rely, in part, on estimates. Actual results could differ from these estimates. In the opinion of management, all necessary adjustments (consisting of normal, recurring accruals) have been reflected for a fair presentation of the results of operations, financial position and cash flows in the accompanying unaudited consolidated financial statements. The results for the period are not necessarily indicative of the results to be expected for the entire year.
Note 2  SFAS No. 157 — Fair Value Measurements
On September 15, 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years.
In February 2008, the FASB issued Staff Position 157-2 (“FSP 157-2”). FSP 157-2 permits delayed adoption of SFAS No. 157 for certain non-financial assets and liabilities, which are not recognized at fair value on a recurring basis, until fiscal years and interim periods beginning after November 15, 2008. As permitted by FSP 157-2, the Company has elected to delay the adoption of SFAS No. 157 for qualifying non-financial assets and liabilities, such as property, plant, and equipment, goodwill and intangible assets. The Company is in the process of evaluating the impact, if any, that the application of SFAS No. 157 to its non-financial assets will have on the Company’s consolidated results of operations or financial position.
SFAS No. 157 itself does not require that fair value be applied to specific items; it merely clarifies how to value items that must be measured at fair value.
SFAS No. 157 provides enhanced guidance for using fair value to measure assets and liabilities by defining fair value, establishing a framework for measuring fair value, and expanding disclosure requirements about fair value measurements. Prior to this standard, methods for measuring fair value were diverse and inconsistent, especially for items that are not actively traded. The standard clarifies that, for items that are not actively traded, such as certain kinds of derivatives, fair value should reflect the price in a transaction with a market participant, including an adjustment for risk, not just the company’s mark-to-market model value. The standard also requires expanded disclosure of the effect on earnings for items measured using unobservable data.
Under SFAS No. 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. SFAS No. 157 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions a market participant would use in pricing an asset or a liability.
SFAS No. 157 establishes a fair value hierarchy that prioritizes information used to develop those assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data (for example, the reporting entity’s own data). SFAS No. 157 requires that fair value measurements be separately disclosed by level within the fair value hierarchy in order to distinguish between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy). Specifically:
•
Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

•
Level 2 - inputs to the valuation methodology other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, through corroboration with observable market data (market-corroborated inputs).

•
Level 3 - inputs to the valuation methodology that are unobservable inputs for the asset or liability - that is, inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability (including assumptions about risk) developed based on the best information available in the circumstances.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.
The following table presents information about the Company’s fair value measurements at September 30, 2008 (in 000s):

		Fair Value Measurements at September 30, 2008 Using
		Quoted Prices in	Significant Other	Significant
		Active Markets	Observable	Unobservable
		for Identical	Inputs	Inputs
Description	Sept. 30, 2008	Assets (Level 1)	(Level 2)	(Level 3)
Assets
Available-for-sale securities	$115,500	$77,126	$15,669	$22,705
Underlying investments from consolidated vehicle	341,475	-	-	341,475
Other investments	312	-	-	312

Liabilities
Derivative financial instruments	($34,805)	$(19)	$(34,786)	-

	Fair Value Measurements Using
	Significant Unobservable Inputs (Level 3)
		Underlying
		Investments in
	Available-for-	Consolidated	Other
	Sale Securities	Vehicle	Investments	Total
Beginning balance (as of June 30, 2008)	$25,232	$373,621	$631	$399,484
Total gains or losses (realized/unrealized)	(2,527)	-	(67)	(2,594)
Included in earnings	14	-	(67)	(53)
Included in other comprehensive income	(2,541)	-	-	(2,541)

Purchases and sales	-	(32,146)	(252)	(32,398)

Transfers in and/or out of Level 3	-	-	-	-

Ending balance (as of September 30, 2008)	$22,705	$341,475	$312	$364,492

Available-for-Sale Securities
Approximately $77.1 million of the Company’s available-for-sale securities are classified as Level 1 financial instruments, as they are valued based on unadjusted quoted market prices. The majority of these investments are investments in the Company’s managed accounts and certain product portfolios (seed investments). Approximately $15.7 million of the Company’s available-for-sale investments are considered to be Level 2 financial instruments, as they are valued based on quoted prices in less liquid markets.
As further discussed in Note 8, “Investments in Collateralized Loan and Debt Obligations,” the Company also has $4.3 million invested in collateralized debt obligation entities for which it acts as a collateral manager. This $4.3 million investment is included in “available-for-sale” securities and the Company considers these investments to be Level 3 financial instruments, as the valuations for these investments are based on cash flow estimates and the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability (including assumptions about risk), as developed based on the best information available in the circumstances. At September 30, 2008, the Company also holds $15.4 million in auction rate preferred stock of an unaffiliated issuer. As further discussed in the Company’s year-end financial statement filing and in this filing, the auctions for auction rate preferred stock began to fail on a widespread basis in the beginning of 2008. The Company considers these investments as Level 3 financial instruments, as there is currently no liquid market for these investments.

Underlying Investments from Consolidated Vehicle
As further discussed in Note 9, “Symphony CLO V,” the Company is required to consolidate into its financial results an investment vehicle, Symphony CLO V, in which the Company has no equity interest, but for which an affiliate of MDP is the majority equity holder. The underlying investment securities in Symphony CLO V are predominantly syndicated loans whose fair values are derived from broker-quotes. The Company considers these investments to be Level 3 financial instruments.
Other Investments
The Company holds a general partner interest in certain limited partnerships for which one of its subsidiary companies is the advisor. The Company considers these investments to be Level 3 financial instruments, as the fair value of these investments is based on valuation pricing models.
Derivative Financial Instruments
As further discussed in Note 6, “Derivative Financial Instruments,” the Company uses derivative instruments to manage the economic impact of fluctuations in interest rates related to its long-term debt and to mitigate the overall market risk for certain product portfolios.
Derivative Instruments Related to Long-Term Debt
Currently, the Company uses interest rate swaps and an interest rate collar to manage its interest rate risk related to its long-term debt. The valuation of these derivative instruments is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities.
The fair values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts). The variable cash payments (or receipts) are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. The fair value of the interest rate collar is determined using the market standard methodology of discounting the future expected cash payments that would occur if variable interest rates fell below the floor strike rate or the cash receipts that would occur if variable interest rates rose above cap strike rate. The variable interest rates used in the calculation of projected cash flows on the collar are based on an expectation of future interest rates derived from observable market interest rate curves and volatilities.
To comply with the provisions of SFAS No. 157, the Company incorporates credit valuation adjustments to appropriately reflect both its own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of its derivative contracts for the effect of nonperformance risk, the Company has considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts, and guarantees.
Although the Company has determined that the majority of the inputs used to value its derivatives related to long-term debt fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with these derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by the Company and its counterparties. However, as of September 30, 2008, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of these derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of these derivatives. As a result, the Company has determined that its valuations for derivatives related to its long-term debt in their entirety are classified in Level 2 of the fair value hierarchy.

Counterparty risk, otherwise known as default risk, is the risk that an organization fails to perform on its obligations when due, either because of temporary liquidity issues or longer-term systemic issues. Although we are subject to counterparty risk with respect to our derivative instruments related to long-term debt, as of September 30, 2008, ten out of twelve of our derivative instruments related to long-term debt are in a negative position — meaning that the fair value of these open derivatives represent a net liability owed by us to various counterparties. In addition, for most of 2008, the majority of the derivative instruments related to long-term debt have been in a net liability position to us. We do not have any collateral posted on deposit with any of our counterparties as it relates to the derivative instruments related to long-term debt. We attempt to minimize counterparty risk on our derivative instruments related to long-term debt by entering into derivatives contracts with major banks and financial institutions that we already have established relationships with.
Derivative Instruments Related to Certain Product Portfolios
At September 30, 2008, the Company holds futures contracts that have not been designated as hedging instruments under SFAS No. 133 in order to mitigate the overall market risk of certain product portfolios. As the valuations for these futures contracts are directly received from the counterparty, the futures arm of a nationally recognized bank, the Company has determined that the valuations for the derivatives related to certain product portfolios are classified in Level 1 of the fair value hierarchy, as all valuations for these derivatives are quoted prices (unadjusted) in active markets for identical assets or liabilities.
Note 3  Net Capital Requirement
Nuveen Investments, LLC, the Company’s wholly-owned broker/dealer subsidiary, is subject to SEC Rule 15c3-1, the “Uniform Net Capital Rule,” which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, as these terms are defined in the Rule, shall not exceed 15 to 1. At September 30, 2008, Nuveen Investments, LLC’s net capital ratio was 3.40 to 1 and its net capital was approximately $12.4 million, which was $9.6 million in excess of the required net capital of $2.8 million.
Note 4  Goodwill and Intangible Assets
The following table presents a reconciliation of activity in the balance of goodwill from December 31, 2007 to September 30, 2008 presented on our consolidated balance sheets (in thousands):

Balance at December 31, 2007	$3,376,841
MDP Transaction	(116,911)
Repurchase of NWQ minority interests	23,500
Repurchase of SBAM minority interests	12,327
Repurchase of NWQ, Tradewinds, and Symphony Equity Program interests	24,138

Balance at September 30, 2008	$3,319,895

During the nine months ended September 30, 2008, the Company reduced goodwill arising from the MDP Transaction by approximately $116.9 million. The adjustments include $2.0 million for an update to the preliminary purchase price allocation, $8.8 million related to the revaluation of the Company’s pension and post-retirement plans, and $106.0 million in tax adjustments.
As discussed in Note 20, “Subsequent Events,” in the Company’s year-end financial statement filing, the Company repurchased various minority interests of certain subsidiaries. As a result of these various repurchase transactions, the Company recorded a total of approximately $60.0 million as goodwill.

The following table presents gross carrying amounts and accumulated amortization amounts for the remaining unamortized intangible assets presented on our consolidated balance sheets at September 30, 2008 and December 31, 2007 (in thousands):

	At September 30, 2008		At December 31, 2007
	Gross		Gross
	Carrying	Accumulated	Carrying	Accumulated
	Amount	Amortization	Amount	Amortization
Trade names	$273,800	$-	$273,800	$-
Investment contracts – closed end funds	1,552,200	-	1,551,400	-
Investment contracts – mutual funds	1,291,200	-	1,290,600	-
Customer relationships – managed accts	972,600	56,735	972,000	8,100

Total	$4,089,800	$56,735	$4,087,800	$8,100

The gross carrying amounts of the Company’s intangible assets as of September 30, 2008 reflect an updated purchase price allocation. Of the intangible assets presented above, only one is amortizable – Customer Relationships – Managed Accounts; the estimated approximate useful life of this one amortizable intangible asset is 15 years. The remaining intangible assets presented above are indefinite-lived. The estimated aggregate amortization expense for the next five years is approximately $16.2 million for the remaining three months of 2008, and annual amortization of $64.8 million for each of the years 2009 through 2012.
Note 5  Debt
At September 30, 2008 and December 31, 2007, debt on the accompanying consolidated balance sheets was comprised of the following long-term obligations (in thousands):

	September 30,	December 31,
	2008	2007
Long-Term Obligations:
Senior term notes – 5 Year (due 2010)	$250,000	$250,000
Net unamortized discount – 5 year notes	(291)	(395)
Senior term notes – 10 Year (due 2015)	300,000	300,000
Net unamortized discount – 10 year notes	(1,132)	(1,230)

Net unamortized debt issuance costs – 5 and 10 year senior term notes	(2,596)	(3,042)

Term loan facility	2,303,425	2,315,000
Net unamortized discount	(20,873)	(22,847)

10.5% senior unsecured notes	785,000	785,000

Net unamortized debt issuance costs – term loan facility and 10.5% senior unsecured notes	(52,245)	(56,511)

Symphony CLO V notes payable	378,540	378,540

Symphony CLO V subordinated notes	24,208	24,208

Total	$3,964,036	$3,968,723

Senior Secured Credit Agreement — Successor
As a result of the Transactions, the Company has a new senior secured credit facility (the “Credit Facility”) consisting of a $2.3 billion term loan facility and a $250 million secured revolving credit facility. The Company received approximately $2.3 billion in net proceeds after discounts and underwriting commissions. The net proceeds were used as part of the financing to consummate the Transactions. At September 30, 2008 and December 31, 2007, there were no borrowings under the $250 million secured revolving credit facility. All borrowings under the Credit Facility bear interest at a rate per annum equal to LIBOR plus 3.0%. In addition to paying interest on outstanding principal under the Credit Facility, the Company is required to pay a commitment fee to the lenders in respect of the unutilized loan commitments at a rate of 0.3750% per annum. The Company is required to make quarterly payments under the senior term loan facility in the amount of approximately $5.8 million beginning June 30, 2008. The credit agreement permits all or any portion of the loans outstanding to be prepaid.
At December 31, 2007, the Company had $2.3 billion outstanding under the term loan facility. At September 30, 2008, after the first two quarterly payments of $5.8 million were made, the Company had approximately $2.3 billion outstanding under the term loan facility.
All obligations under the Credit Facility are guaranteed by Windy City Investments Inc. (the “Parent”) and each of our present and future, direct and indirect, wholly-owned material domestic subsidiaries (excluding subsidiaries that are broker dealers). The obligations under the Credit Facility and these guarantees are secured, subject to permitted liens and other specified exceptions, (1) on a first-lien basis, by all the capital stock of Nuveen Investments and certain of its subsidiaries (excluding significant subsidiaries and limited, in the case of foreign subsidiaries, to 100% of the non-voting capital stock and 65% of the voting capital stock of the first tier foreign subsidiaries) directly held by Nuveen Investments or any guarantor and (2) on a first lien basis by substantially all other present and future assets of Nuveen Investments and each guarantor.
The senior secured term loan matures on November 13, 2014 and the senior secured revolving credit facility matures on November 13, 2013.
At September 30, 2008 and December 31, 2007, the fair value of the $2.3 billion term loan facility was approximately $2.0 billion and $2.3 billion, respectively. The Credit Facility contains customary financial covenants, including but not limited to, maximum consolidated total secured leverage, net of certain cash and cash equivalents, and certain other limitations on the Company and certain of the Company’s restricted subsidiaries’ (as defined in the credit agreement) ability to incur additional debt.
Senior Term Notes — Predecessor / Successor
On September 12, 2005, the Predecessor issued $550 million of senior unsecured notes, comprised of $250 million of 5-year notes and $300 million of 10-year notes (“Predecessor senior term notes”), which remain outstanding at September 30, 2008 and December 31, 2007. The Company received approximately $544 million in net proceeds after discounts and other debt issuance costs. The 5-year Predecessor senior term notes bear interest at an annual fixed rate of 5.0% payable semi-annually on March 15 and September 15 of each year. The 10-year Predecessor senior term notes bear interest at an annual fixed rate of 5.5% payable semi-annually on March 15 and September 15 of each year. The net proceeds from the Predecessor senior term notes were used to refinance outstanding indebtedness. The costs related to the issuance of the Predecessor senior term notes were capitalized and are being amortized to expense over their term. At September 30, 2008, the fair value of the 5-year and 10-year Predecessor senior term notes was approximately $215.3 million and $152.2 million, respectively. At December 31, 2007, the fair value of the 5-year and 10-year Predecessor senior term notes was approximately $229.2 million and $207.9 million, respectively.

Senior Unsecured Notes — Successor
Also in connection with the Transactions, the Company issued $785 million of 10.5% senior unsecured notes (“10.5% senior notes”). The 10.5% senior notes mature on November 15, 2015 and pay a coupon of 10.5% of par value semi-annually on May 15 and November 15 of each year, commencing on May 15, 2008. The Company received approximately $758.9 million in net proceeds after underwriting commissions and structuring fees. The net proceeds were used as part of the financing to consummate the Transactions.
As of September 30, 2008 and December 31, 2007, the fair value of the $785 million 10.5% senior notes was approximately $606.3 million and $779.7 million, respectively.
Obligations under the notes are guaranteed by the Parent and each of our existing, subsequently acquired, and/or organized direct or indirect, domestic, restricted (as defined in the credit agreement) subsidiaries that guarantee the debt under the credit agreement.
Symphony CLO V — Successor
As more fully discussed in Note 10, “Consolidated Funds,” in the Company’s year-end financial statement filing, the Company is required to consolidate into its financial results a collateralized loan obligation, Symphony CLO V, in accordance with U.S. generally accepted accounting principles. Although the Company does not hold any equity interest in this investment vehicle, an affiliate of MDP is the majority equity holder. The $378.5 million of Notes Payable and $24.2 million of Subordinated Notes reflected in the table, above, reflect debt obligations of Symphony CLO V. All of this debt is collateralized by the assets of Symphony CLO V.
Other
The Company’s broker-dealer subsidiary may utilize uncommitted lines of credit with no annual facility fees for unanticipated, short-term liquidity needs. As of September 30, 2008 and December 31, 2007, no borrowings were outstanding on these uncommitted lines of credit.
Note 6  Derivative Financial Instruments
The Company uses derivative financial instruments to manage the economic impact of fluctuations in interest rates related to its long-term debt and to mitigate the overall market risk for certain product portfolios.
SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of FASB Statement No. 133” and further amended by SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” (collectively, “SFAS No. 133”), requires recognition of all derivatives on the balance sheet at fair value. Derivatives that do not meet the SFAS No. 133 criteria for hedge accounting must be adjusted to fair value through earnings. Changes in the fair value of derivatives that do meet the hedge accounting criteria under SFAS No. 133 are offset against the change in the fair value of the hedged assets or liabilities, with only any “ineffectiveness” (as defined under SFAS No. 133) marked through earnings.
At September 30, 2008 and December 31, 2007, the Company did not hold any derivatives designated in a formal hedge relationship under the provisions of SFAS No. 133.

Derivative Transactions Related to Financing Part of the Transactions
As of September 30, 2008 and December 31, 2007, the Company held nine interest rate swap derivative transactions and one collar derivative that effectively convert $2.3 billion of variable rate debt into fixed-rate borrowings. In addition at September 30, 2008 the Company also held two basis swap derivative transactions with a notional amount of $1.5 billion. These basis swap derivatives effectively lock-in the expected future difference between one-month and three-month LIBOR as the primary reference rate for our variable debt. Collectively, these derivatives are referred to as the “New Debt Derivatives.” The Company recorded $3.1 million in unrealized losses in “Other Income/(Expense)” and $0.3 million in realized losses in “Net Interest Expense” related to the New Debt Derivatives on the accompanying consolidated statement of income for the nine months ended September 30, 2008. As the New Debt Derivatives did not exist until the fourth quarter of 2007, there were no unrealized gains/losses related to the New Debt Derivatives for the nine months ended September 30, 2007. At September 30, 2008 and December 31, 2007, the fair value of the New Debt Derivatives is a liability of $34.8 million and a liability of $31.7 million, respectively, and is reflected in “Fair Value of Open Derivatives” on the accompanying consolidated balance sheets as of September 30, 2008 and December 31, 2007.
Derivative Transactions Related to Certain Product Portfolios
The Company entered into swap agreements and futures contracts that have not been designated as hedging instruments under SFAS No. 133 in order to mitigate overall market risk of certain product portfolios. At September 30, 2008 and December 31, 2007, the net fair value of these open non-hedging derivatives was approximately a liability of $19,000 and a liability of $17,000, respectively, and is reflected in “Fair Value of Open Derivatives” included in Short-Term Obligations and “Other Assets” on the accompanying consolidated balance sheets as of September 30, 2008 and December 31, 2007, respectively. For the nine months ended September 30, 2008, the Company recorded approximately $0.3 million of net losses related to these derivatives, comprised of approximately $0.1 million in unrealized gains and $0.4 million in realized losses, both of which are reflected in “Other Income/(Expense)” on the accompanying consolidated statement of income for that period. For the nine months ended September 30, 2007, the Company recorded approximately $0.1 million of net gains related to these derivatives, comprised of $0.5 million in unrealized gains and $0.4 million in realized losses, both of which are reflected in “Other Income/(Expense)” on the accompanying consolidated statement of income for that period.

Note 7  Retirement Plans
The following table presents the components of the net periodic retirement plans’ benefit costs for the three and nine month periods ended September 30, 2008 and 2007, respectively:

	Three Months		Three Months
	Ended Sept. 30, 2008		Ended Sept. 30, 2007
	Total	Post-	Total	Post-
	Pension	Retirement	Pension	Retirement
Service Cost	$381,718	$90,172	$374,633	$141,441

Interest Cost	599,616	165,304	543,652	213,645

Expected Return on Assets	(598,548)	—	(567,176)	—

Amortization of:
Unrecognized Prior Service Cost	(38,429)	—	(651)	(66,307)
Unrecognized (Gain)/Loss	—	—	45,289	82,765

Total	$344,357	$255,476	$395,747	$371,544

	Nine Months		Nine Months
	Ended Sept. 30, 2008		Ended Sept. 30, 2007
	Total	Post-	Total	Post-
	Pension	Retirement	Pension	Retirement
Service Cost	$1,145,154	$270,516	$1,317,895	$300,205

Interest Cost	1,798,848	495,912	1,684,998	496,379

Expected Return on Assets	(1,795,644)	—	(1,713,812)	—

Amortization of:
Unrecognized Prior Service Cost	(115,287)	—	(1,955)	(198,923)
Unrecognized (Gain)/Loss	—	—	183,089	123,235

Total	$1,033,071	$766,428	$1,470,215	$720,896

As of September 30, 2008, the Company has approximately $19.0 million recorded on its balance sheet as obligations for its pension and post-retirement plans. During 2008, the Company expects to contribute approximately $0.5 million to its excess pension plan. The Company does not expect to make any contributions to its qualified pension plan. In addition, the Company expects to contribute $0.6 million, net of expected Medicare Part D reimbursements, for benefit payments to its post-retirement benefit plan during 2008. For the first nine months of 2008, the Company has paid out approximately $0.4 million in post-retirement benefits.

Note 8  Investments in Collateralized Loan and Debt Obligations
The Company holds an investment in two collateralized debt obligation entities for which it acts as a collateral manager, Symphony CLO I, Ltd. (“CLO”) and the Symphony Credit Opportunities Fund Ltd. (“CDO”), pursuant to collateral management agreements between the Company and each of the CLO and the CDO entities. At September 30, 2008, combined assets under management in the collateral pools of the CLO and CDO were approximately $790.6 million. The Company had combined minority equity investments of $4.3 million and $9.8 million in the CLO and CDO as of September 30, 2008 and December 31, 2007, respectively.
The Company accounts for its investments in the CLO and CDO under EITF 99-20, “Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets.” The excess of future cash flows over the initial investment at the date of purchase is recognized as interest income over the life of the investment using the effective yield method. The Company reviews cash flow estimates throughout the life of the CLO and CDO investment pool to determine whether an impairment of its equity investments should be recognized. Cash flow estimates are based on the underlying pool of collateral securities and take into account the overall credit quality of the issuers in the collateral securities, the forecasted default rate of the collateral securities and the Company’s past experience in managing similar securities. If an updated estimate of future cash flows (taking into account both timing and amounts) is less than the revised estimate, an impairment loss is recognized based on the excess of the carrying amount of the investment over its fair value. As of September 30, 2008, the Company has determined that no impairment of its equity investments exists. The Company has recorded its equity interest in the CLO and CDO in Investments on its consolidated balance sheets at fair value. Fair value is determined using current information, notably market yields and projected cash flows based on forecasted default and recovery rates that a market participant would use in determining the current fair value of the equity interest. Market yields, default rates and recovery rates used in the Company’s estimate of fair value vary based on the nature of the investments in the underlying collateral pools. In the periods of rising credit default rates and lower debt recovery rates, the fair value, and therefore the carrying value, of the Company’s investments in the CLO and CDO may be adversely affected. The Company’s risk of loss in the CLO and CDO is limited to $10.1 million, which was the fair value of the Company’s investment in these entities at the time of the Transactions.
Note 9  Symphony CLO V
As further discussed in Note 10, “Consolidated Funds,” in the Company’s year-end financial statement filing, the Company is required to consolidate into its financial results an investment vehicle, Symphony CLO V, in which the Company has no equity interest, but for which an affiliate of MDP is the majority equity holder.
As the Company has no equity interest in Symphony CLO V, all gains and losses recorded in the accompanying consolidated financial statements for 2008 are attributable to other investors. The Company recorded $51.1 million of “Minority Interest Revenue from Consolidated Vehicle” on the accompanying consolidated statement of income for the nine months ended September 30, 2008 to reflect the net loss of Symphony CLO V which belongs entirely to the minority owners. As the requirement to consolidate did not exist until the fourth quarter of 2007, there was no minority interest revenue from consolidated vehicle for the nine months ended September 30, 2007. At September 30, 2008, total assets of Symphony CLO V approximated $364.8 million and total liabilities approximated $427.2 million. At December 31, 2007, total assets of Symphony CLO V approximated $463.3 million and total liabilities approximated $470.7 million.

Note 10  Financial Information Related to Guarantor Subsidiaries
As discussed in Note 5, “Debt,” obligations under the senior notes due 2015 are guaranteed by the Parent and each of our present and future, direct and indirect, wholly-owned material domestic subsidiaries (excluding subsidiaries that are broker dealers). The obligations under the Credit Facility and these guarantees are secured, subject to permitted liens and other specified exceptions, (1) on a first-lien basis, by all the capital stock of Nuveen Investments and certain of its subsidiaries (excluding significant subsidiaries and limited, in the case of foreign subsidiaries, to 100% of the non-voting capital stock and 65% of the voting capital stock of the first tier foreign subsidiaries) directly held by Nuveen Investments and any guarantor and (2) on a first lien basis by substantially all present and future assets of Nuveen Investments and each guarantor.
The following tables present consolidating supplementary financial information for the issuer of the notes (Nuveen Investments, Inc.), the issuer’s domestic guarantor subsidiaries, and the non-guarantor subsidiaries together with eliminations as of and for the periods indicated. The issuer’s Parent is also a guarantor of the notes. The Parent was a newly formed entity with no assets, liabilities or operations prior to the completion of the Transactions on November 13, 2007. Separate complete financial statements of the respective guarantors would not provide additional material information that would be useful in assessing the financial composition of the guarantors.
Consolidating financial information is as follows:

Nuveen Investments, Inc. & Subsidiaries
CONSOLIDATING BALANCE SHEET
September 30, 2008

	Parent					Consolidated
	Windy City	Issuer of Notes				excluding
	Investments,	Nuveen	Guarantor	Non Guarantor	Intercompany	Symphony	Symphony
	Inc.	Investments, Inc.	Subsidiaries	Subsidiaries	Eliminations	CLO V	CLO V	Consolidated
Assets
Cash and cash equivalents	$—	208,402	15,418	47,578	—	271,398	17,207	$288,605
Management and distribution fees receivable	—	—	93,205	6,006	—	99,211	—	99,211
Other receivables	—	(847,886)	923,437	(62,140)	—	13,411	2,031	15,442
Furniture, equipment and leasehold improvements*	—	—	39,164	18,774	—	57,938	—	57,938
Investments	—	113,882	1,608	322	—	115,812	341,475	457,287
Investment in Subsidiaries	2,760,506	1,005,593	635,377	4,620	(4,406,096)	—	—	—
Goodwill	—	3,259,929	59,966	—	—	3,319,895		3,319,895
Other intangible assets*	—	4,033,065	—	—	—	4,033,065	—	4,033,065
Current taxes receivable	—	58,310	97	—	—	58,407	—	58,407
Other assets	—	—	6,799	5,900	—	12,699	4,116	16,815

	$2,760,506	7,831,295	1,775,071	21,060	(4,406,096)	7,981,836	364,829	$8,346,665

Liabilities and Stockholders’ Equity
Short-Term Obligations:
Accounts payable	$—	72	4,720	13,010	—	17,802	—	$17,802
Accrued compensation and other expenses	—	32,921	91,873	543	—	125,337	4,074	129,411
Fair value of open derivatives	—	34,805	—	—	—	34,805	—	34,805
Other short-term liabilities		200	915	333	—	1,448	20,339	21,787

Total Short-Term Obligations	—	67,998	97,508	13,886	—	179,392	24,413	203,805

Long-Term Obligations:
Term notes	—	3,561,288	—	—	—	3,561,288	402,748	3,964,036
Deferred compensation	—	—	11,740	—	—	11,740	—	11,740
Deferred income tax liability, net	—	1,437,843	(18,211)	1,072	—	1,420,704	—	1,420,704
Other long-term liabilities	—	3,660	17,115	2,782	—	23,557	1	23,558

Total Long-Term Obligations	—	5,002,791	10,644	3,854	—	5,017,289	402,749	5,420,038

Total Liabilities	—	5,070,789	108,152	17,740	—	5,196,681	427,162	5,623,843

Minority interest	—	—	24,649	—	—	24,649	(62,333)	(37,684)

Shareholders’ Equity	2,760,506	2,760,506	1,642,270	3,320	(4,406,096)	2,760,506	—	2,760,506

	$2,760,506	7,831,295	1,775,071	21,060	(4,406,096)	7,981,836	364,829	$8,346,665

*	At cost, less accumulated depreciation and amortization

Nuveen Investments, Inc. & Subsidiaries
CONSOLIDATING STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2008

						Consolidated
	Parent	Issuer of Notes				excluding
	Windy City	Nuveen	Guarantor	Non Guarantor	Intercompany	Symphony	Symphony
	Investments, Inc.	Investments, Inc.	Subsidiaries	Subsidiaries	Eliminations	CLO V	CLO V	Consolidated
Operating revenues:
Investment advisory fees	$—	—	552,044	4,928	—	556,972	—	$556,972
Product distribution	—	—	—	3,192	—	3,192	—	3,192
Performance fees/other revenue	—	—	34,427	3,470	(18,690)	19,207	—	19,207

Total operating revenues	—	—	586,471	11,590	(18,690)	579,371	—	579,371

Operating expense
Compensation and benefits	—	—	200,407	18,216	—	218,623	—	218,623
Advertising and promotional costs	—	—	9,980	420	—	10,400	—	10,400
Occupancy and equipment costs	—	—	16,916	4,225	—	21,141	—	21,141
Amortization of intangible assets	—	48,635	—	—	—	48,635	—	48,635
Travel and entertainment	—	144	7,707	1,592	—	9,443	—	9,443
Outside and professional services	—	19	27,213	5,065	(45)	32,252	—	32,252
Minority interest expense	—	—	1,931	282	—	2,213	—	2,213
Other operating expenses	—	876	40,968	17,320	(18,645)	40,519	—	40,519

Total operating expenses	—	49,674	305,122	47,120	(18,690)	383,226	—	383,226

Minority interest revenue/(expense) from consolidated vehicle	—	—	—	—	—	—	51,124	51,124

Other income/(expense)	—	(4,400)	(1,962)	338	—	(6,024)	(58,371)	(64,395)

Net interest revenue/(expense)	—	(206,308)	1,374	980	—	(203,954)	7,247	(196,707)

Income/(loss) before taxes	—	(260,382)	280,761	(34,212)	—	(13,833)	—	(13,833)

Income tax expense/(benefit)	—	(38,162)	52,022	(12,325)	—	1,535	—	1,535

Net income/(loss)	$—	(222,220)	228,739	(21,887)	—	(15,368)	—	$(15,368)

Nuveen Investments, Inc. & Subsidiaries
CONSOLIDATING STATEMENTS OF CASH FLOW
For the Nine Months Ended September 30, 2008

	Parent	Issuer of Notes			Consolidated
	Windy City	Nuveen	Guarantor	Non Guarantor	excluding	Symphony
	Investments, Inc.	Investments, Inc.	Subsidiaries	Subsidiaries	Symphony CLO V	CLO V	Consolidated
Cash flows from operating activities:
Net income/(loss)	$—	(222,220)	228,739	(21,887)	(15,368)	—	$(15,368)
Non-cash items
Deferred income taxes	—	(5,418)	(2,770)	1,152	(7,036)	—	(7,036)
Depreciation of office property, equipment, and leaseholds	—	—	5,706	1,662	7,368	—	7,368
Loss on sale of fixed assets	—	—	4	—	4	—	4
Unrealized (gains)/losses	—	2,966	—	—	2,966	—	2,966
Amortization of intangibles	—	48,635	—	—	48,635	—	48,635
Amortization of debt related items, net	—	6,888	—	—	6,888	—	6,888
Compensation expense for equity plans	—	—	29,462	337	29,799	—	29,799
Net change in working capital	—	268,170	(157,563)	35,497	146,104	—	146,104

Net cash provided by operating activities	—	99,021	103,578	16,761	219,360	—	219,360

Cash flow from financing activities
Repayment of notes payable	—	(11,575)	—	—	(11,575)	—	(11,575)
Dividends paid	—	(50)	—	—	(50)	—	(50)
Conversion of right to receive A Shares into A Shares	—	72	—	—	72	—	72

Net cash used in financing activities	—	(11,553)	—	—	(11,553)	—	(11,553)

Cash flow from investing activities:
MDP Transaction	—	(127)	—	—	(127)	—	(127)
Purchase of office property and equipment	—	—	(9,393)	(9,120)	(18,513)	—	(18,513)
Proceeds from sales of investment securities	—	13,035	258	—	13,293	—	13,293
Purchase of investment securities	—	(12,975)	(250)	—	(13,225)	—	(13,225)
Net change in consolidated funds	—	—	—	(7,891)	(7,891)	(92,850)	(100,741)
Repurchase of minority members’ interests		—	(84,934)	—	(84,934)	—	(84,934)
Other	—	—	3	—	3	—	3

Net cash used in investing activities	—	(67)	(94,316)	(17,011)	(111,394)	(92,850)	(204,244)

Effect of exchange rate changes	—	(9)	—	—	(9)	—	(9)

Increase/(decrease) in cash and cash equivalents	—	87,392	9,262	(250)	96,404	(92,850)	3,554
Cash and cash equivalents
Beginning of year	—	121,010	6,156	47,828	174,994	110,057	285,051

End of period	$—	208,402	15,418	47,578	271,398	17,207	$288,605